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                               EXHIBIT 23.2

                          MILLER AND LENTS, LTD.



                CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
Miller Exploration Company
Traverse City, Michigan


We hereby consent to the references to Miller and Lents, Ltd. and to the proved reserve estimates from our report entitled, "Miller Exploration Company, Proved Reserves and Future Net Revenues as of December 31, 1997, SEC Price Case, Consolidation Interests" dated March 19, 1998 in the Annual Report on Form 10-K of Miller Exploration Company for the fiscal year ended
December 31, 1997.   We hereby consent to the incorporation by reference of
the Miller and Lents, Ltd. estimates of proved reserves contained in the Annual Report on Form 10-K into Miller Exploration Company's Registration Statement on Form S-1 (333-40383).


                                   MILLER AND LENTS, LTD.



                                   /s/ Larry M. Gring
                                   Larry M. Gring
                                   Senior Vice President

Houston, Texas
March 30, 1998